THE  Tamarack  FUNDS
                    Class Specific Information
                    Semi-Annual Dated 3/31/2007



                                                Cumulative      Shares
                                                           Outstanding
         Fund Name                        NAV     Dividend    in (000)

            Class A

Enterprise Fund                         25.18         0.00         798
Small Cap Core Fund                     31.11         0.11          91
Microcap Value Fund                     22.91         0.00       1,795
Value Fund                              39.91         0.48          14
Tax-Free Income Fund                     8.48         0.14           9
Mid Cap Growth Fund                     12.74         0.00       3,154
Large Cap Growth Fund                   11.14         0.00         375
SMID Cap Growth Fund                    10.10         0.00         523
Quality Fixed Income Fund                9.52         0.21          37


            Class C

Enterprise Fund                         24.52         0.00         108
Small Cap Core Fund                     30.38         0.00          19
Microcap Value Fund                     22.46         0.00         168
Value Fund                              39.48         0.25           1
Tax-Free Income Fund                     8.48         0.11        -*
Mid Cap Growth Fund                     12.45         0.00         162
Large Cap Growth Fund                   10.90         0.00           3
SMID Cap Growth Fund                     9.80         0.00           3
Quality Fixed Income Fund                9.52         0.17        -*


            Class I

Enterprise Fund                         25.39         0.02       1,708
Mid Cap Growth Fund                     13.15         0.00       5,415
Large Cap Growth Fund                   11.29         0.00         100
SMID Cap Growth Fund                    10.47         0.00         420
Quality Fixed Income Fund                9.53         0.22          51


            Class R

Enterprise Fund                         24.95         0.00           2
Small Cap Core Fund                     30.87         0.04           1
Microcap Value Fund                     22.81         0.00          24
Value Fund                              39.84         0.44       -*
Tax-Free Income Fund                     8.48         0.13       -*
Mid Cap Growth Fund                     12.64         0.00           1
Large Cap Growth Fund                   11.05         0.00           1
SMID Cap Growth Fund                     9.98         0.00           4
Quality Fixed Income Fund                9.53         0.19       -*


            Class S

Enterprise Fund                         25.38         0.02      11,542
Small Cap Core Fund                     31.29         0.19       2,153
Microcap Value Fund                     23.01         0.03      14,052
Value Fund                              39.95         0.63       6,914
Tax-Free Income Fund                     8.48         0.15       2,239
Mid Cap Growth Fund                     13.16         0.00         128
Large Cap Growth Fund                   11.29         0.00      10,003
SMID Cap Growth Fund                    10.46         0.00          27
Quality Fixed Income Fund                9.52         0.22       5,727


*Less than 500.